Exhibit 99.2

DCT INDUSTRIAL

SUPPLEMENTAL REPORTING PACKAGE

SECOND QUARTER | 2016

Forward-Looking Statements
We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation:

•	national, international, regional and local economic conditions;

•	the general level of interest rates and the availability of capital;

•	the competitive environment in which we operate;

•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;

•	decreased rental rates or increasing vacancy rates;

•	defaults on or non-renewal of leases by tenants;

•	acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections;

•	the timing of acquisitions, dispositions and development;

•	natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;

•	energy costs;

•
the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates;

•	financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments;

•	lack of or insufficient amounts of insurance;

•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;

•	the consequences of future terrorist attacks or civil unrest;

•	environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and

•	other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.
In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.

Second Quarter 2016 Supplemental Reporting Package	Page 1

Consolidated Statements of Operations (unaudited, amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
REVENUES:
Rental revenues	$95,597	$88,115	$189,574	$176,177
Institutional capital management and other fees	305	423	698	801
Total revenues	95,902	88,538	190,272	176,978

OPERATING EXPENSES:
Rental expenses	8,986	8,408	19,035	18,556
Real estate taxes	15,054	13,521	29,655	28,026
Real estate related depreciation and amortization	39,901	38,449	79,971	77,445
General and administrative	7,358	9,856	13,620	17,192
Casualty loss	162	—	162	—
Total operating expenses	71,461	70,234	142,443	141,219
Operating income	24,441	18,304	47,829	35,759

OTHER INCOME (EXPENSE):
Development profit, net of taxes	—	2,627	—	2,627
Equity in earnings of unconsolidated joint ventures, net	935	1,036	1,819	1,843
Gain on dispositions of real estate interests	12,955	14,932	43,052	41,086
Interest expense	(15,635)	(13,609)	(32,057)	(27,513)
Interest and other income (expense)	48	(11)	563	(29)
Income tax expense and other taxes	(172)	(278)	(288)	(471)
Consolidated net income of DCT Industrial Trust Inc.	22,572	23,001	60,918	53,302
Net income attributable to noncontrolling interests	(1,154)	(4,704)	(3,109)	(6,260)
Net income attributable to common stockholders	21,418	18,297	57,809	47,042
Distributed and undistributed earnings allocated to participating securities	(106)	(201)	(334)	(344)
Adjusted net income attributable to common stockholders	$21,312	$18,096	$57,475	$46,698

NET EARNINGS PER COMMON SHARE:
Basic	$0.24	$0.21	$0.65	$0.53
Diluted	$0.24	$0.20	$0.64	$0.53

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	89,748	88,187	89,066	88,139
Diluted	90,184	88,486	89,490	88,453

Second Quarter 2016 Supplemental Reporting Package	Page 2

Consolidated Balance Sheets (amounts in thousands)

	June 30, 2016	December 31, 2015
ASSETS:	(unaudited)
Operating properties	$3,992,644	$3,791,721
Properties under development	128,247	242,906
Properties in pre-development	33,184	41,313
Properties under redevelopment	60,965	56,943
Land held	7,698	7,698
Total investment in properties	4,222,738	4,140,581
Less accumulated depreciation and amortization	(783,879)	(742,980)
Net investment in properties	3,438,859	3,397,601
Investments in and advances to unconsolidated joint ventures	88,175	82,635
Net investment in real estate	3,527,034	3,480,236
Cash and cash equivalents	33,403	18,412
Restricted cash	50,470	31,187
Straight-line rent and other receivables, net	71,992	60,357
Other assets, net	15,207	15,964
Assets held for sale	—	26,199
Total assets	$3,698,106	$3,632,355

LIABILITIES AND EQUITY:
Accounts payable and accrued expenses	$96,201	$108,788
Distributions payable	27,381	26,938
Tenant prepaids and security deposits	30,890	29,663
Other liabilities	38,556	18,398
Intangible lease liabilities, net	20,230	22,070
Line of credit	133,000	70,000
Senior unsecured notes	1,226,874	1,276,097
Mortgage notes	206,219	210,375
Liabilities related to assets held for sale	—	869
Total liabilities	1,779,351	1,763,198
Total stockholders’ equity	1,808,247	1,751,984
Noncontrolling interests	110,508	117,173
Total liabilities and equity	$3,698,106	$3,632,355

Second Quarter 2016 Supplemental Reporting Package	Page 3

Funds From Operations (“FFO”) (unaudited, amounts in thousands, except per share and unit data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$21,418	$18,297	$57,809	$47,042
Adjustments:
Real estate related depreciation and amortization	39,901	38,449	79,971	77,445
Equity in earnings of unconsolidated joint ventures, net	(935)	(1,036)	(1,819)	(1,843)
Equity in FFO of unconsolidated joint ventures	2,451	2,575	4,818	4,983
Gain on dispositions of real estate interests	(12,955)	(14,932)	(43,052)	(41,086)
Gain on dispositions of non-depreciable real estate	—	—	—	18
Noncontrolling interest in the above adjustments	(1,411)	(1,336)	(2,097)	(2,189)
FFO attributable to unitholders	2,182	2,028	4,443	4,095
FFO attributable to common stockholders and unitholders – basic and diluted(1)	50,651	44,045	100,073	88,465
Adjustments:
Acquisition costs	72	170	92	1,484
Hedge ineffectiveness (non-cash)	357	—	1,420	—
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$51,080	$44,215	$101,585	$89,949

FFO per common share and unit – basic	$0.54	$0.47	$1.07	$0.95
FFO per common share and unit – diluted	$0.53	$0.47	$1.06	$0.95

FFO, as adjusted, per common share and unit – basic	$0.54	$0.48	$1.08	$0.97
FFO, as adjusted, per common share and unit – diluted	$0.54	$0.47	$1.08	$0.96

FFO weighted average common shares and units outstanding:
Common shares for net earnings per share	89,748	88,187	89,066	88,139
Participating securities	592	626	550	599
Units	4,039	4,256	4,138	4,278
FFO weighted average common shares, participating securities and units outstanding – basic	94,379	93,069	93,754	93,016
Dilutive common stock equivalents	436	299	424	314
FFO weighted average common shares, participating securities and units outstanding – diluted	94,815	93,368	94,178	93,330

Reconciliation of net operating income ("NOI") to FFO:
NOI(2)	$71,557	$66,186	$140,884	$129,595
Adjustments:
Equity in FFO of unconsolidated joint ventures	2,451	2,575	4,818	4,983
Institutional capital management and other fees	305	423	698	801
Gain on dispositions of non-depreciable real estate	—	—	—	18
Casualty loss	(162)	—	(162)	—
Development profit, net of taxes	—	2,627	—	2,627
General and administrative expense	(7,358)	(9,856)	(13,620)	(17,192)
Interest expense	(18,296)	(17,734)	(37,665)	(35,347)
Capitalized interest expense	2,661	4,125	5,608	7,834
Interest and other income (expense)	48	(11)	563	(29)
Income tax expense and other taxes	(172)	(278)	(288)	(471)
FFO attributable to noncontrolling interests	(383)	(4,012)	(763)	(4,354)
FFO attributable to common stockholders and unitholders – basic and diluted(1)	50,651	44,045	100,073	88,465
Adjustments:
Acquisition costs	72	170	92	1,484
Hedge ineffectiveness (non-cash)	357	—	1,420	—
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$51,080	$44,215	$101,585	$89,949

(1)	FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).

(2)	See the reconciliation of NOI to net income attributable to common stockholders in Definitions.

Second Quarter 2016 Supplemental Reporting Package	Page 4

Selected Financial Data (unaudited, amounts in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Net operating income ("NOI"):
Rental revenues	$95,597	$88,115	$189,574	$176,177
Rental expenses and real estate taxes	(24,040)	(21,929)	(48,690)	(46,582)
NOI(1)	$71,557	$66,186	$140,884	$129,595

TOTAL CONSOLIDATED PROPERTIES:(2)
Square feet as of period end	64,464	64,506	64,464	64,506
Average occupancy	94.0%	90.6%	93.9%	90.5%
Occupancy as of period end	94.6%	90.2%	94.6%	90.2%

CONSOLIDATED OPERATING PROPERTIES:(2)
Square feet as of period end	63,435	61,100	63,435	61,100
Average occupancy	95.4%	95.3%	95.3%	95.1%
Occupancy as of period end	95.6%	95.1%	95.6%	95.1%

SAME STORE PROPERTIES:(3)
Square feet as of period end	55,844	55,844	53,526	53,526
Average occupancy	95.1%	95.3%	95.3%	94.9%
Occupancy as of period end	95.3%	95.0%	95.9%	94.8%

Rental revenues	$83,667	$81,507	$159,196	$154,907
Rental expenses and real estate taxes	(21,472)	(20,208)	(41,330)	(40,575)
NOI	62,195	61,299	117,866	114,332
Less: revenue from lease terminations	(572)	(527)	(652)	(1,023)
Add: early termination straight-line rent adjustment	22	66	132	172
NOI, excluding revenue from lease terminations	61,645	60,838	117,346	113,481
Less: straight-line rents, net of related bad debt expense	(1,673)	(1,715)	(2,725)	(2,460)
Less: amortization of below market rents, net	(678)	(709)	(1,181)	(1,279)
Cash NOI, excluding revenue from lease terminations	$59,294	$58,414	$113,440	$109,742

NOI growth, excluding revenue from lease terminations	1.3%		3.4%
Cash NOI growth, excluding revenue from lease terminations	1.5%		3.4%

SUPPLEMENTAL CONSOLIDATED CASH FLOW AND OTHER INFORMATION:
Straight-line rent receivable (balance sheet)(2)	$61,669	$49,123	$61,669	$49,123
Straight-line rents – increase to revenue, net of related bad debt expense	$5,694	$1,800	$11,151	$3,444
Free rent	$5,381	$2,327	$11,356	$4,730
Revenue from lease terminations	$572	$527	$652	$1,212
Bad debt expense (recovery), excluding expense (recovery) related to straight-line rents receivable	$(20)	$23	$91	$(131)
Net amortization of below market rents – increase to revenue	$769	$760	$1,480	$1,542
Principal amortization	$2,134	$1,859	$3,309	$4,085
Capitalized interest	$2,661	$4,125	$5,608	$7,834
Non-cash interest expense(4)	$1,605	$952	$3,918	$1,956
Stock-based compensation amortization	$1,438	$1,477	$2,740	$2,540
NOI for properties sold during current quarter	$266	N/A	$1,103	N/A

CONSOLIDATED CAPITAL EXPENDITURES:
Development	$48,439	$24,742	$109,086	$58,944
Redevelopment	6,381	2,621	8,781	5,569
Due diligence	912	3,610	2,056	6,931
Casualty expenditures	452	160	964	202
Building and land improvements	3,888	4,096	5,008	5,339
Tenant improvements and leasing costs	11,007	8,710	22,307	18,285
Total capital expenditures	$71,079	$43,939	$148,202	$95,270

(1)	See reconciliation of NOI to net income attributable to common stockholders in Definitions.

(2)	Includes assets held for sale.

(3)	See the Definitions for Same Store Properties.

(4)	Includes $0.4 million and $1.4 million of hedge ineffectiveness for the three and six months ended June 30, 2016, respectively.

Second Quarter 2016 Supplemental Reporting Package	Page 5

Components of Net Asset Value (unaudited, amounts in thousands)

Cash Net Operating Income ("Cash NOI")	For the Three Months Ended June 30,
NOI(1)	$71,557
Less:
Revenue from lease terminations	(572)
Straight-line rents, net of related bad debt expense	(5,694)
Net amortization of below market rents	(769)
Cash NOI, excluding revenue from lease terminations	64,522
Proportionate share of Cash NOI from unconsolidated joint ventures	3,203
Proportionate share of Cash NOI relating to noncontrolling interests	(495)
Cash NOI attributable to common stockholders	67,230

NOI adjustments to normalize Cash NOI:
Partial quarter adjustment for properties disposed(2)	(277)
Partial quarter adjustment for development and redevelopment properties stabilized(3)	1,849
Development and redevelopment properties not yet placed in operation	(65)
NOI adjustments, net	1,507
Proforma Cash NOI(4)	$68,737

Other income:
Institutional capital management fees	$305

Balance Sheet Items	As of June 30, 2016
Other assets:
Cash and cash equivalents	$33,403
Restricted cash	50,470
Other receivables, net	10,323
Other tangible assets, net(5)	11,713
Development properties at book value(6)	128,247
Properties in pre-development at book value(7)	33,184
Redevelopment properties at book value	60,965
Land held at book value	7,698
Total other assets	$336,003

Liabilities:
Line of credit	$133,000
Senior unsecured notes(8)	1,235,000
Mortgage notes(9)	195,979
DCT's proportionate share of debt related to unconsolidated joint ventures	35,441
Accounts payable and accrued expenses	96,201
Distributions payable	27,381
Tenant prepaids and security deposits	30,890
Other tangible liabilities	38,556
Total liabilities	$1,792,448

Other information:(10)
Common shares outstanding at period end	89,921
Operating partnership units outstanding at period end	3,958

(1)	See reconciliation of NOI to net income attributable to common stockholders in Definitions.

(2)	Reflects Q2 2016 Cash NOI for properties disposed during the quarter.

(3)	Reflects three months of Proforma Cash NOI from development and redevelopment properties not stabilized less Cash NOI generated during the quarter.

(4)	See reconciliation of Proforma Cash NOI to net income attributable to common stockholders in Definitions.

(5)	Excludes goodwill of approximately $0.9 million and deferred loan costs, net of amortization of approximately $2.6 million.

(6)	Excludes our proportionate share of 22 acres of land classified as under construction for the development of a 0.4 million square foot property at SCLA.

(7)
Excludes our proportionate share of 144 acres of land available for development and 16 acres of land classified as pre-development for the future development of a 0.3 million square foot property at SCLA.

(8)	Excludes $2.0 million of discounts and $6.1 million of deferred loan costs, net of amortization.

(9)	Excludes $2.9 million of premiums, $0.3 million of deferred loan costs, net of amortization and $7.6 million of noncontrolling interests' share of consolidated debt.

(10)	Excludes 0.6 million of participating securities and 0.4 million of potentially dilutive securities.

Second Quarter 2016 Supplemental Reporting Package	Page 6

Property Overview (unaudited)

As of June 30, 2016

Markets	Number of Buildings	Square Feet	Percentage of Total Square Feet	Occupancy Percentage(1)	Annualized Base Rent (2) (3) (4)	Annualized Base Rent per Occupied Square Foot	Percentage of Total Annualized Base Rent
CONSOLIDATED OPERATING:		(in thousands)			(in thousands)
Atlanta	35	7,346	11.4%	92.9%	$22,986	$3.37	8.5%
Baltimore/Washington D.C.	19	2,308	3.6%	97.0%	15,317	6.84	5.7%
Charlotte	1	472	0.7%	100.0%	1,698	3.60	0.6%
Chicago	32	7,233	11.2%	92.3%	26,155	3.92	9.7%
Cincinnati	29	2,942	4.6%	99.1%	10,776	3.70	4.0%
Dallas	39	5,581	8.7%	96.4%	19,587	3.64	7.3%
Denver	7	969	1.5%	100.0%	4,522	4.67	1.7%
Houston	37	4,536	7.0%	93.8%	24,719	5.81	9.2%
Indianapolis	5	1,667	2.6%	70.1%	3,782	3.24	1.4%
Louisville	1	300	0.5%	79.2%	799	3.37	0.3%
Memphis	2	1,385	2.1%	100.0%	3,642	2.63	1.4%
Miami	11	1,437	2.2%	97.4%	11,099	7.93	4.1%
Nashville	4	2,064	3.2%	100.0%	6,750	3.27	2.5%
New Jersey	8	1,313	2.0%	100.0%	7,924	6.04	2.9%
Northern California	28	4,039	6.3%	100.0%	24,014	5.95	8.9%
Orlando	21	1,962	3.0%	95.8%	8,130	4.33	3.0%
Pennsylvania	13	3,038	4.7%	95.8%	13,851	4.76	5.2%
Phoenix	25	2,616	4.1%	97.4%	11,507	4.51	4.3%
Seattle	28	3,582	5.6%	99.0%	16,983	4.79	6.3%
Southern California(5)	47	8,645	13.4%	97.6%	34,850	4.13	13.0%
Total/weighted average – operating properties	392	63,435	98.4%	95.6%	269,091	4.44	100.0%

DEVELOPMENT PROPERTIES:
Miami	1	54	0.1%	44.4%	—	—	0.0%
Seattle	1	152	0.2%	55.8%	—	—	0.0%
Total/weighted average – development properties	2	206	0.3%	52.8%	—	—	0.0%

REDEVELOPMENT PROPERTIES:
Chicago	2	423	0.6%	37.7%	—	—	0.0%
Northern California	1	297	0.5%	0.0%	—	—	0.0%
Seattle	1	103	0.2%	38.8%	—	—	0.0%
Total/weighted average – redevelopment properties	4	823	1.3%	24.2%	—	—	0.0%

Total/weighted average – consolidated properties	398	64,464	100.0%	94.6%	$269,091	$4.41	100.0%

See footnotes on next page.

Second Quarter 2016 Supplemental Reporting Package	Page 7

Property Overview (continued)

As of June 30, 2016

Markets	Number of Buildings	Percentage Owned(6)	Square Feet	Percentage of Total Square Feet	Occupancy Percentage(1)	Annualized Base Rent(2)	Annualized Base Rent per Occupied Square Foot	Percentage of Total Annualized Base Rent
UNCONSOLIDATED OPERATING PROPERTIES:			(in thousands)			(in thousands)
Southern California Logistics Airport(7)	6	50.0%	2,160	28.8%	99.8%	$8,353	$3.87	29.4%
Total/weighted average - unconsolidated operating properties	6	50.0%	2,160	28.8%	99.8%	8,353	3.87	29.4%

OPERATING PROPERTIES IN CO-INVESTMENT VENTURES:
Chicago	2	20.0%	1,033	13.8%	100.0%	4,572	4.43	16.1%
Cincinnati	1	20.0%	543	7.2%	100.0%	1,803	3.32	6.3%
Dallas	1	20.0%	540	7.2%	100.0%	1,779	3.30	6.3%
Denver	5	20.0%	772	10.3%	94.7%	3,950	5.40	13.9%
Louisville	4	10.0%	736	9.8%	81.4%	1,910	3.19	6.7%
Nashville	2	20.0%	1,020	13.6%	100.0%	2,840	2.78	10.0%
Orlando	2	20.0%	696	9.3%	100.0%	3,200	4.60	11.3%
Total/weighted average — co-investment operating properties	17	18.6%	5,340	71.2%	96.7%	20,054	3.89	70.6%
Total/weighted average —unconsolidated properties	23	27.7%	7,500	100%	97.6%	$28,407	$3.88	100.0%

(1)	Based on leases commenced as of June 30, 2016.

(2)	Annualized base rent is calculated as monthly contractual base rent (cash basis) per the terms of the lease, as of June 30, 2016, multiplied by 12.

(3)
Excludes total annualized base rent associated with tenants currently in free rent periods of $16.0 million, which includes our proportionate share of free rent from unconsolidated joint ventures and excludes free rent related to development and redevelopment properties not yet placed into operation or stabilized during the three months ended June 30, 2016, based on the first month of cash base rent.

(4)	Excludes total annualized base rent of $0.1 million from one property that will be demolished for the development of a 172,000 square foot build-to-suit.

(5)	As of June 30, 2016, our ownership interest in the Southern California properties was 95.1% based on our equity ownership weighted by square feet.

(6)	Percentage owned is based on equity ownership weighted by square feet.

(7)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50.

Second Quarter 2016 Supplemental Reporting Package	Page 8

Consolidated Leasing Activity (unaudited)

Leasing Statistics(1)

	Number of Leases Signed	Square Feet Signed	Cash Basis Rent Growth	GAAP Basis Rent Growth	Weighted Average Lease Term(2)	Turnover Costs	Turnover Costs Per Square Foot
SECOND QUARTER 2016		(in thousands)			(in months)	(in thousands)
New	30	1,316	9.9%	22.5%	68	$6,567	$4.99
Renewal	41	2,496	3.8%	12.1%	50	3,170	1.27
Development and redevelopment	7	591	N/A	N/A	68	N/A	N/A
Total/Weighted Average	78	4,403	5.7%	15.3%	58	$9,737	$2.56
Weighted Average Retention	75.0%

YEAR TO DATE 2016
New	55	3,482	5.9%	14.5%	70	$16,714	$4.80
Renewal	74	4,380	9.3%	21.7%	57	7,753	1.77
Development and redevelopment	12	865	N/A	N/A	78	N/A	N/A
Total/Weighted Average	141	8,727	7.9%	18.8%	65	$24,467	$3.11
Weighted Average Retention	68.9%

FOUR QUARTERS ROLLING
New	107	5,487	3.8%	15.9%	69	$23,759	$4.33
Renewal	143	8,788	9.9%	23.8%	52	13,358	1.52
Development and redevelopment	38	5,287	N/A	N/A	100	N/A	N/A
Total/Weighted Average	288	19,562	7.8%	21.2%	70	$37,117	$2.60
Weighted Average Retention	71.6%

(1)	Excludes short-term leases that do not contain standard market provisions.

(2)	Assumes no exercise of lease renewal options, if any.

Second Quarter 2016 Supplemental Reporting Package	Page 9

Consolidated Lease Expirations (unaudited, amounts in thousands)

Lease Expirations for Consolidated Properties by Market(1)

	2016(2)		2017		2018
Markets	Square Feet	Percentage of Total Square Feet(3)	Square Feet	Percentage of Total Square Feet(3)	Square Feet	Percentage of Total Square Feet(3)
Atlanta	79	1.2%	237	3.5%	348	5.1%
Baltimore/Washington D.C.	160	7.1%	349	15.6%	307	13.7%
Charlotte	—	0.0%	—	0.0%	472	100.0%
Chicago	160	2.3%	1,969	28.8%	469	6.9%
Cincinnati	23	0.8%	663	22.7%	774	26.6%
Dallas	39	0.7%	328	6.1%	906	16.8%
Denver	110	11.4%	184	19.0%	18	1.9%
Houston	36	0.8%	578	13.6%	490	11.5%
Indianapolis	173	14.8%	141	12.1%	24	2.1%
Louisville	—	0.0%	—	0.0%	38	16.0%
Memphis	—	0.0%	472	34.1%	—	0.0%
Miami	23	1.6%	62	4.4%	200	14.0%
Nashville	—	0.0%	—	0.0%	652	31.6%
New Jersey	—	0.0%	—	0.0%	369	28.1%
Northern California	12	0.3%	137	3.4%	412	10.2%
Orlando	109	5.8%	393	20.9%	225	12.0%
Pennsylvania	298	10.2%	—	0.0%	713	24.5%
Phoenix	46	1.8%	286	11.2%	722	28.3%
Seattle	93	2.5%	161	4.4%	137	3.7%
Southern California	247	2.9%	1,065	12.6%	260	3.1%
Total	1,608	2.6%	7,025	11.5%	7,536	12.4%

Lease Expirations for Consolidated Properties Summarized(1)

Year	Square Feet Related to Expiring Leases	Annualized Base Rent of Expiring Leases(4)	Percentage of Total Annualized Base Rent
2016(2)	1,608	$7,682	2.4%
2017	7,025	31,043	9.6%
2018	7,536	35,732	11.0%
2019	9,823	43,021	13.3%
2020	7,683	42,777	13.2%
Thereafter	27,292	164,207	50.5%
Total occupied	60,967	$324,462	100.0%
Available or leased but not occupied	3,497
Total consolidated properties	64,464

(1)	Assumes no exercise of lease renewal options, if any.

(2)	Includes short-term leases that do not contain standard market provisions.

(3)	Percentage is based on consolidated occupied square feet as of June 30, 2016.

(4)	Annualized based rent includes contractual rents in effect at the date of the lease expiration.

Second Quarter 2016 Supplemental Reporting Package	Page 10

Acquisition and Disposition Summary (unaudited)

For the Six Months Ended June 30, 2016

	Property Name	Market	Size	Occupancy at Disposition
LAND ACQUISITIONS:
May	DCT Miller Road	Dallas	17.5 acres
June	DCT Terrapin Commerce Center (2 land parcels)	Baltimore/Washington D.C.	23.1 acres
Total YTD Land Purchase Price – $8.3 million			40.6 acres

BUILDING DISPOSITIONS:
Consolidated Properties
January	Bondesen Portfolio (3 buildings)	Houston	273,000	94.0%
January	10610 Freeport Drive	Louisville	506,000	100.0%
April	West Chicago Portfolio (4 buildings)	Chicago	829,000	100.0%
April	West Chicago - 1726 Blackhawk	Chicago	249,000	100.0%
June	440 Mission Street	Chicago	63,000	0.0%
June	3157 Corporate Ave.	Northern California	36,000	100.0%
Total YTD Sales Price – $108.6 million			1,956,000	95.9%

Second Quarter 2016 Supplemental Reporting Package	Page 11

Development Overview (unaudited, amounts in thousands, except acres and number of buildings)

As of June 30, 2016

							Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)		Q2-2016	Cumulative Costs at 6/30/2016	Projected Investment	Completion Date(2)	Percentage Leased(3)
Development Activities:
Stabilized in Q2 2016
DCT Downs Park Building A(4)	Baltimore/Washington D.C.	13	1	149	100%		$1,273	$25,072	$26,290	Q2-2016	100%
DCT O'Hare Logistics Center	Chicago	7	1	113	100%		2,262	14,043	14,167	Q2-2016	100%
DCT Fife 45 North	Seattle	5	1	79	100%		305	7,837	7,994	Q1-2015	100%
DCT Jurupa Ranch	So. California	39	1	970	100%		9,210	66,501	69,018	Q2-2016	100%
	Total	64	4	1,311	100%		$13,050	$113,453	$117,469		100%
Projected Stabilized Yield(5)		7.6%

Development Projects in Lease Up
DCT Fife Distribution Center North	Seattle	9	1	152	100%		$130	$12,086	$12,976	Q1-2016	56%

Under Construction
DCT North Satellite Distribution Center	Atlanta	47	1	549	100%		$4,276	$10,138	$29,544	Q1-2017	0%
DCT Central Avenue	Chicago	54	1	190	100%		1,800	25,710	61,287	Q1-2017	100%
DCT North Avenue Distribution Center	Chicago	20	1	350	100%		5,911	25,040	28,344	Q3-2016	100%
DCT Stockyards Industrial Center	Chicago	10	1	167	100%		520	3,762	15,139	Q4-2016	0%
DCT Freeport West	Dallas	7	1	108	100%		2,724	8,055	9,329	Q3-2016	67%
DCT Waters Ridge	Dallas	18	1	347	100%		4,788	13,293	18,618	Q3-2016	0%
DCT Commerce Center Phase II Building C	Miami	8	1	136	100%		1,354	7,883	15,373	Q4-2016	0%
DCT Airport Distribution Center Building D	Orlando	6	1	95	100%		2,702	4,686	7,148	Q3-2016	0%
DCT White River Corporate Center Phase II North	Seattle	13	1	251	100%		3,335	10,689	21,772	Q4-2016	0%
Building 13B	So. California	22	1	445	50%	(6)	6,256	10,386	19,960	Q3-2016	100%
	Total	205	10	2,638	92%		$33,666	$119,642	$226,514		40%

Total Projects in Lease Up and Under Construction(7) (8)		214	11	2,790	92%		$33,796	$131,728	$239,490		41%

Leased Pre-Development
DCT Commerce Center Phase II Building E	Miami	10	1	162	100%		$205	$5,509	$19,014	Q4-2017	83%

Development Projects Moved to Operating
DCT Northwest Crossroads Logistics Centre II(9)	Houston	18	1	320	100%		$1,804	$22,001	$23,732	Q2-2015	70%

Total Projects Under Development		242	13	3,272	93%		$35,805	$159,238	$282,236		46%
Projected Stabilized Yield – Projects Under Development(5)		7.5%

Pre-Development
DCT Terrapin Commerce Center Buildings I & II	Baltimore/Washington D.C.	23			100%		$6,626	$6,626
DCT Miller Road	Dallas	17			100%		2,268	2,268
DCT Commerce Center Phase II Building D	Miami	8			100%		163	4,764
Seneca Commerce Center Phase I	Miami	14			90%		122	3,439
Seneca Commerce Center Phase II	Miami	11			90%		63	1,845
Seneca Commerce Center Phase III	Miami	11			90%		57	1,720
DCT Arbor Avenue	No. California	40			100%		287	4,331
DCT Airport Distribution Center Building E	Orlando	6			100%		90	1,328
DCT Airport Distribution Center Building F	Orlando	6			100%		26	1,354
	Total	136					$9,702	$27,675

(1)	Percentage owned is based on equity ownership weighted by square feet.

(2)	The completion date represents the date of building shell-completion or estimated date of shell-completion.

(3)	Percentage leased is computed as of the press release date.

(4)	The Projected Investment and corresponding Projected Stabilized Yield do not include any potential promote payable to our joint venture partner.

(5)	Yield computed on a GAAP basis including rents on a straight-line basis.

(6)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50.

(7)
During November 2015, DCT acquired one building totaling 54,000 square feet that was shell-complete. The building is classified as a property under development with cumulative costs of $6.9 million as of June 30, 2016.

(8)
During January 2016, DCT commenced construction on Building 13B, a 445,000 square foot building located in our SCLA unconsolidated joint venture.  The cumulative costs of $10.4 million are excluded from our “Properties under development” in our Consolidated Balance Sheets as of June 30, 2016.

(9)	The property was 59% leased and occupied at June 30, 2016.

Second Quarter 2016 Supplemental Reporting Package	Page 12

Redevelopment Overview (unaudited, amounts in thousands, except acres and number of buildings)

As of June 30, 2016

						Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)	Q2-2016	Cumulative Costs at 6/30/2016	Projected Investment	Completion Date(2)	Percentage Leased(3)
Consolidated Redevelopment Activities:
Stabilized in Q2 2016
9010 Sterling Street	Dallas	6	1	63	100%	$490	$4,455	$4,545	Q3-2015	100%
Projected Stabilized Yield(4)		7.1%
Redevelopment Projects in Lease Up
2413 Prospect	Chicago	17	1	320	100%	$588	$20,072	$20,687	Q3-2015	100%
5555 8th Street East	Seattle	6	1	103	100%	347	10,395	11,163	Q2-2016	39%
Total Redevelopment Projects In Lease Up		23	2	423	100%	$935	$30,467	$31,850		85%

Redevelopment Projects Under Construction
2201 Arthur Avenue	Chicago	5	1	103	100%	$857	$7,620	$8,077	Q3-2016	0%
22290 Hathaway	No. California	12	1	297	100%	3,956	22,878	32,231	Q4-2016	100%
Total Redevelopment Projects Under Construction		17	2	400	100%	$4,813	$30,498	$40,308		74%

Total Redevelopment Projects in Lease Up and Under Construction		40	4	823	100%	$5,748	$60,965	$72,158		80%
Projected Stabilized Yield – Projects Under Redevelopment(4)		6.3%

(1)	Percentage owned is based on equity ownership weighted by square feet.

(2)	The completion date represents the date of building shell-completion or estimated date of shell-completion.

(3)	Percentage leased is computed as of the press release date.

(4)	Yield computed on a GAAP basis including rents on a straight-line basis.

Second Quarter 2016 Supplemental Reporting Package	Page 13

Indebtedness (unaudited, dollar amounts in thousands)

As of June 30, 2016

Description	Stated Interest Rate	Effective Interest Rate(1)	Maturity Date	Balance as of June 30, 2016
SENIOR UNSECURED NOTES:
2016 Notes, fixed rate	4.02%	4.02%	August 2016	$49,000
2017 Notes, fixed rate	6.31%	6.31%	June 2017	51,000
2018 Notes, fixed rate	5.62%	5.62%	June & August 2018	81,500
2019 Notes, fixed rate	4.97%	4.97%	August 2019	46,000
2020 Notes, fixed rate	5.43%	5.43%	April 2020	50,000
2021 Notes, fixed rate	6.70%	6.70%	June & August 2021	92,500
2022 Notes, fixed rate	4.61%	7.13%	August & September 2022	130,000
2023 Notes, fixed rate	4.62%	4.87%	August & October 2023	310,000
Premiums (discounts), net of amortization				(2,038)
Deferred loan costs, net of amortization				(3,232)
				804,730
MORTGAGE NOTES:
Fixed rate secured debt	6.01%	5.26%	April 2017 – August 2025	203,622
Premiums (discounts), net of amortization				2,939
Deferred loan costs, net of amortization				(342)
				206,219
BANK UNSECURED CREDIT FACILITIES:
Senior unsecured revolving credit facility(2)	1.45%	1.45%	April 2019	133,000
2017 Notes, variable rate(3)	1.55%	1.55%	April 2017	100,000
2020 Notes, variable rate(3)	1.55%	1.55%	April 2020	125,000
2022 Notes, fixed rate(4)	3.31%	3.31%	December 2022	200,000
Deferred loan costs, net of amortization				(2,856)
				555,144

Total carrying value of consolidated debt				$1,566,093

Fixed rate debt	4.96%	5.16%		77%
Variable rate debt	1.52%	1.52%		23%
Weighted average interest rate	4.17%	4.33%		100%

DCT PROPORTIONATE SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT(5)
Stirling Capital Investments (SCLA)				$35,441

Scheduled Principal Payments of Debt as of June 30, 2016 (excluding premiums, discounts and deferred loan costs)

Year	Senior Unsecured Notes	Mortgage Notes	Bank Unsecured Credit Facilities	Total
2016	$49,000	$3,413	$—	$52,413
2017	51,000	41,078	100,000	192,078
2018	81,500	6,747	—	88,247
2019	46,000	51,344	133,000	230,344
2020	50,000	71,933	125,000	246,933
2021	92,500	18,436	—	110,936
2022	130,000	3,116	200,000	333,116
2023	310,000	6,366	—	316,366
2024	—	739	—	739
2025	—	450	—	450
Thereafter	—	—	—	—
Total	$810,000	$203,622	$558,000	$1,571,622

(1)	Effective interest rate includes direct hedging costs (excludes hedge ineffectiveness) and mark-to-market adjustments.

(2)
The $400.0 million senior unsecured revolving credit facility matures April 8, 2019 and bears interest at a variable rate equal to LIBOR, plus a margin of between 0.875% to 1.55% per annum or, at our election, an alternate base rate plus a margin of between 0.00% to 0.55% per annum, depending on our public debt credit rating. There was $263.5 million available under the senior unsecured revolving credit facility, net of one letter of credit totaling $3.5 million as of June 30, 2016.

(3)
The senior unsecured $125.0 million and $100.0 million term loans mature April 8, 2020 and April 8, 2017, respectively. The senior unsecured term loans bear interest at a variable rate equal to LIBOR, plus a margin, depending on our public debt credit rating, of between 0.90% to 1.75% per annum or, at our election, an alternate base rate plus a margin of between 0.00% to 0.75% per annum.

(4)
The senior unsecured $200.0 million term loan matures December 10, 2022 and bears interest at a variable rate equal to LIBOR, plus a margin, depending on our public debt credit rating, of between 1.45% to 2.40% per annum or, at our election, an alternate base rate plus a margin of between 0.45% to 1.40% per annum. On December 11, 2015, we entered into a pay-fixed, receive-floating interest rate swap which effectively fixes the interest rate on the term loan at 3.31% through maturity.

(5)	Based on our ownership share as of June 30, 2016.

Second Quarter 2016 Supplemental Reporting Package	Page 14

Capitalization, Dividend Yield and Fixed Charge Coverage Ratio (unaudited, dollar amounts in thousands, except share price)

Capitalization at June 30, 2016

Description	Shares or Units(1)	Share Price	Market Value
	(in thousands)
Common shares outstanding	89,921	$48.04	$4,319,805
Operating partnership units outstanding	3,958	$48.04	190,142
Total equity market capitalization			4,509,947

Consolidated debt, excluding deferred loan costs of $6.4 million			1,572,523
Less: Noncontrolling interests’ share of consolidated debt(2)			(7,643)
Proportionate share of debt related to unconsolidated joint ventures			35,441
DCT share of total debt			1,600,321
Total market capitalization			$6,110,268

DCT share of total debt to total market capitalization			26.2%

Common Stock Dividend Yield

	For the Three Months Ended
	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015
Dividend declared per common share	$0.29	$0.29	$0.29	$0.28	$0.28
Price per share	$48.04	$39.47	$37.37	$33.66	$31.44
Dividend yield – annualized	2.4%	2.9%	3.1%	3.3%	3.6%

Fixed Charge Coverage Ratio

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Net income attributable to common stockholders	$21,418	$18,297	$57,809	$47,042
Interest expense	15,635	13,609	32,057	27,513
Proportionate share of interest expense from unconsolidated joint ventures	277	329	551	653
Real estate related depreciation and amortization	39,901	38,449	79,971	77,445
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures	1,098	1,226	2,198	2,434
Income tax expense and other taxes	172	278	288	471
Stock-based compensation	1,438	1,477	2,740	2,540
Noncontrolling interests	1,154	4,704	3,109	6,260
Non-FFO gain on dispositions of real estate interests	(12,955)	(14,932)	(43,052)	(41,068)
Adjusted EBITDA	$68,138	$63,437	$135,671	$123,290

CALCULATION OF FIXED CHARGES:
Interest expense	$15,635	$13,609	$32,057	$27,513
Capitalized interest	2,661	4,125	5,608	7,834
Amortization of loan costs and debt premium/discount	(224)	72	(450)	92
Other non-cash interest expense(3)	(1,381)	(1,024)	(3,468)	(2,048)
Proportionate share of interest expense from unconsolidated joint ventures	277	329	551	653
Total fixed charges	$16,968	$17,111	$34,298	$34,044

Fixed charge coverage ratio	4.0x	3.7x	4.0x	3.6x

(1)	Excludes 0.5 million of unvested Long-Term Incentive Plan Units, 0.1 million shares of unvested Restricted Stock and 0.1 million Phantom Shares outstanding as of June 30, 2016.

(2)	Amount includes the portion of consolidated debt related to properties in which there are noncontrolling ownership interests.

(3)	Includes $0.4 million and $1.4 million of hedge ineffectiveness for the three and six months ended June 30, 2016, respectively.

Second Quarter 2016 Supplemental Reporting Package	Page 15

Debt Covenants and Credit Ratings (unaudited)

Debt Covenant Summary as of June 30, 2016

Senior Unsecured Notes(1)	Covenant	Actual Ratio
Leverage ratio	< 55%	36.8%
Fixed charge coverage ratio	> 1.5 x	3.43 x
Secured debt leverage ratio	< 45%	6.1%
Unencumbered assets to unsecured debt	> 1.67 x	2.57 x

Bank Unsecured Credit Facilities(1)	Covenant	Actual Ratio
Leverage ratio	< 60%	33.7%
Fixed charge coverage ratio	> 1.5 x	3.56 x
Secured debt leverage ratio	< 35%	5.2%

Bond Indentures(1)	Covenant	Actual Ratio
Leverage ratio	< 60%	36.0%
Fixed charge coverage ratio	> 1.5 x	3.69 x
Secured debt leverage ratio	< 40%	4.6%
Unencumbered assets to unsecured debt	> 1.50 x	2.70 x

Credit Ratings

Agency	Rating
Moody's	Baa2 (Stable)
Standard & Poor's	BBB- (Positive)

(1)
Calculations are compiled in accordance with the note purchase agreement, credit agreement and bond indenture agreement, respectively, based upon definitions contained therein. The Company is not presenting these ratios and the related calculations for any purpose other than informational, and it is not intending for these measures to provide information to investors about the Company’s financial condition or results of operations.

Second Quarter 2016 Supplemental Reporting Package	Page 16

Investment in Unconsolidated Joint Ventures Summary (unaudited, dollar amounts in thousands)

Statement of Operations and Other Data

	For the Six Months Ended June 30, 2016
	TRT-DCT JV III	JP Morgan	Stirling Capital Investments
Total rental revenues	$1,219	$11,236	$6,109
Rental expenses and real estate taxes	(310)	(2,869)	(914)
NOI	909	8,367	5,195
Depreciation and amortization	(495)	(4,789)	(2,381)
General and administrative expense	(6)	(401)	(423)
Operating income	408	3,177	2,391
Interest expense	—	—	(1,588)
Interest and other expense	(9)	(12)	(5)
Net income	$399	$3,165	$798
Other Data:
Number of buildings	4	13	6
Square feet (in thousands)	736	4,604	2,160
Occupancy	81.4%	99.1%	99.8%
DCT ownership	10.0%	20.0%	50.0%	(1)

Balance Sheet

	As of June 30, 2016
	TRT-DCT JV III	JP Morgan	Stirling Capital Investments
Total investment in properties	$27,400	$269,869	$122,075
Accumulated depreciation and amortization	(8,318)	(71,274)	(29,077)
Net investment in properties	19,082	198,595	92,998
Cash and cash equivalents	528	3,322	702
Other assets	675	4,611	2,341
Total assets	$20,285	$206,528	$96,041

Other liabilities	$514	$4,681	$2,158
Secure debt maturities – 2017	—	—	70,662	(2)
Secure debt maturities thereafter	—	—	9,102	(2)
Total secured debt	—	—	79,764
Total liabilities	514	4,681	81,922
Partners or members' capital	19,771	201,847	14,119
Total liabilities and partners or members' capital	$20,285	$206,528	$96,041

(1)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50.

(2)
$70.9 million of debt, excluding $0.2 million of deferred loan costs, requires interest only payments through October 2017 and has a variable interest rate of LIBOR plus 2.2%. $9.1 million of debt is payable to DCT and requires principal and interest payments through November 2021 and has a fixed interest rate of 8.5%.

Second Quarter 2016 Supplemental Reporting Package	Page 17

Guidance (unaudited, dollar amounts in millions, except per share and unit data)

Guidance

	For the Six Months Ended June 30, 2016	2016 Estimate
		Current Guidance		Previous Guidance
	Actual	Low	High	Low	High
Net earnings per common share – diluted	$0.64	$0.84	$0.90	$0.73	$0.83
FFO, as adjusted – diluted(1)	$1.08	$2.16	$2.22	$2.10	$2.20

Operating Metrics:(2)
Average consolidated operating occupancy	95.30%	95.25%	96.00%	94.75%	95.75%
Same store NOI growth – cash basis(3)	3.4%	4.50%	5.25%	4.0%	5.0%
Same store NOI growth – straight-line basis(3)	3.4%	4.75%	5.50%	4.0%	5.0%

Capital Deployment:
Development starts(4)	$94	$175	$275	$175	$275
Acquisitions(5)	$8	$50	$100	$0	$50

Capital Funding:
Dispositions	$109	$100	$150	$100	$150
Equity issuance	$49	$49	$49	$49	$49

General and administrative expense(6)	$13.53	$27.25	$28.75	$27.25	$28.75

Reconciliation of net earnings per share to FFO per common share and unit:
Net earnings per common share – diluted	$0.64	$0.84	$0.90	$0.73	$0.83
Adjustments:
Gains on disposition of real estate interest	(0.47)	(0.46)	(0.46)	(0.32)	(0.32)
Real estate related depreciation and amortization(7)	0.89	1.74	1.74	1.68	1.68
Noncontrolling interest in adjustments	0.00	0.02	0.02	0.00	0.00
FFO per common share and unit – diluted(8)	1.06	2.14	2.20	2.09	2.19
Adjustments:
Hedge ineffectiveness (non-cash) and acquisition costs	0.02	0.02	0.02	0.01	0.01
FFO, as adjusted, per common share and unit – diluted	$1.08	$2.16	$2.22	$2.10	$2.20

(1)	Excludes actual and assumed hedge ineffectiveness and acquisition costs.

(2)	Does not consider any potential future acquisitions or dispositions.

(3)	Actual and assumed amounts exclude revenue from early lease terminations.

(4)	Represents our total projected GAAP investment for construction projects commenced during 2016.

(5)	Focus on value-add.

(6)	Excludes actual and assumed acquisition costs.

(7)	Includes pro rata share of real estate depreciation and amortization from unconsolidated joint ventures.

(8)	FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).

Second Quarter 2016 Supplemental Reporting Package	Page 18

Definitions

Adjusted EBITDA:
Adjusted EBITDA represents net income (loss) attributable to common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interests, impairment losses, and proportionate share of interest, depreciation and amortization from unconsolidated joint ventures, and excludes non-FFO gains and losses on disposed assets and business combinations. We use Adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization.

Annualized Base Rent:
Annualized Base Rent is calculated as monthly contractual base rent (cash basis) per the terms of the lease, as of period end, multiplied by 12.

Capital Expenditures:
Capital Expenditures include building and land improvements, development and redevelopment costs, Due Diligence Capital (defined below), casualty costs and tenant improvement. As required by GAAP, leasing costs required to maintain current revenues and/or improve real estate assets are capitalized.

Cash Basis Rent Growth:
Cash Basis Rent Growth is the percentage change in base rent due in the first month after the lease commencement date compared to the base rent of the last month prior to the termination of the lease. New leases where there were no prior comparable leases or materially different lease structures are excluded. Free rent periods are not considered.

Cash Net Operating Income (“Cash NOI”):
We calculate Cash NOI as NOI (as defined on next page) excluding non-cash amounts recorded for straight-line rents including related bad debt expense and the amortization of above and below market rents. See definition of NOI for additional information. DCT Industrial considers Cash NOI to be an appropriate supplemental performance measure because Cash NOI reflects the operating performance of DCT Industrial’s properties and excludes certain non-cash items that are not considered to be controllable in connection with the management of the property such as accounting adjustments for straight-line rent and the amortization of above or below market rent. Additionally, DCT Industrial presents Cash NOI, excluding revenue from lease terminations, as such revenue is not considered indicative of recurring operating performance.

Cash NOI, Excluding Revenue From Lease Terminations:
See definition within Cash Net Operating Income above.

Due Diligence Capital:
Costs identified during due diligence required to bring an asset up to our property standards. These costs are generally incurred within 12 months of the acquisition date.

Effective Interest Rate:
Reflects the impact to interest rates of GAAP amortization of discounts/premiums and hedging transactions. These rates do not reflect the impact of facility or administrative fees, amortization of loan costs or hedge ineffectiveness.

Fixed Charge Coverage Ratio:
We calculate Fixed Charge Coverage Ratio as Adjusted EBITDA divided by total Fixed Charges. Fixed Charges include interest expense, interest capitalized, our proportionate share of our unconsolidated joint venture interest expense and adjustments for amortization of discounts, premiums, loan costs and other non-cash interest expense.

Funds From Operations (“FFO”):
DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure.  However, DCT Industrial considers funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.  NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.  FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP, plus real estate-related depreciation and amortization, less gains from dispositions of operating real estate held for investment purposes, plus impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures and adjustments to derive DCT Industrial’s pro rata share of FFO of unconsolidated joint ventures.  We exclude gains and losses on business combinations and include the gains or losses from dispositions of properties which were acquired or developed with the intention to sell or contribute to an investment fund in our definition of FFO.  Although the NAREIT definition of FFO predates the guidance for accounting for gains and losses on business combinations, we believe that excluding such gains and losses is consistent with the key objective of FFO as a performance measure.  We also present FFO, as adjusted, which excludes hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on properties which are not depreciable.  We believe that FFO excluding hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs and impairment losses on non-depreciable real estate is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.  Readers should note that FFO captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO may not be comparable to other REITs’ FFO and FFO should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

FFO, As Adjusted:
See definition within Funds From Operations above.

Free Rent:
Free rent represents the estimated base rent forgone during the period while a tenant occupies a space but does not pay any base rent. Such amount is calculated for a given space as the monthly contractual base rent amount of the first month following the free rent period multiplied by the number of months of abated rent. For any period in which a space is occupied for less than a full month, if occupancy begins prior to the 16th of the month, a full month of free rent is included in the calculation, and if occupancy begins on or after the 16th of the month, no free rent would be included in the calculation for that month.
GAAP:
United States generally accepted accounting principles.

GAAP Basis Rent Growth:
GAAP Basis Rent Growth is the percentage change in monthly Net Effective Rent, as defined below, compared to the Net Effective Rent of the comparable lease. New leases where there were no prior comparable leases or materially different lease structures are excluded.

Land Held:
Land Held that is not intended to be improved or developed in the near future.

Net Effective Rent:
Average monthly base rental income over the term of the lease, calculated on a straight-line basis.

Second Quarter 2016 Supplemental Reporting Package	Page 19

Definitions (continued)

Net Operating Income (“NOI”):
NOI is defined as rental revenues, which includes expense reimbursements, less rental expenses and real estate taxes, and excludes institutional capital management fees, depreciation, amortization, casualty and involuntary conversion gain (loss), impairment, general and administrative expenses, equity in earnings (loss) of unconsolidated joint ventures, interest expense, interest and other income and income tax expense and other taxes. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as amortization, depreciation, impairment, interest expense, interest and other income, income tax expense and other taxes and general and administrative expenses. We also present NOI excluding lease termination revenue as it is not considered to be indicative of recurring operating performance. However, NOI should not be viewed as an alternative measure of DCT Industrial’s financial performance since it excludes expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of net income attributable to common stockholders to NOI: (amounts in thousands)
Net income attributable to common stockholders	$21,418	$18,297	$57,809	$47,042
Net income attributable to noncontrolling interests	1,154	4,704	3,109	6,260
Income tax expense and other taxes	172	278	288	471
Interest and other (income) expense	(48)	11	(563)	29
Interest expense	15,635	13,609	32,057	27,513
Equity in earnings of unconsolidated joint ventures, net	(935)	(1,036)	(1,819)	(1,843)
General and administrative expense	7,358	9,856	13,620	17,192
Real estate related depreciation and amortization	39,901	38,449	79,971	77,445
Development profit, net of taxes	—	(2,627)	—	(2,627)
Gain on dispositions of real estate interests	(12,955)	(14,932)	(43,052)	(41,086)
Casualty loss	162	—	162	—
Institutional capital management and other fees	(305)	(423)	(698)	(801)
Total NOI	71,557	66,186	140,884	129,595
Less NOI – non-same store properties	(9,362)	(4,887)	(23,018)	(15,263)
Same store NOI	62,195	61,299	117,866	114,332
Less revenue from lease terminations	(572)	(527)	(652)	(1,023)
Add early termination straight-line rent adjustment	22	66	132	172
Same store NOI, excluding revenue from lease terminations	61,645	60,838	117,346	113,481
Less straight-line rents, net of related bad debt expense	(1,673)	(1,715)	(2,725)	(2,460)
Less amortization of above/(below) market rents	(678)	(709)	(1,181)	(1,279)
Same store Cash NOI, excluding revenue from lease terminations	$59,294	$58,414	$113,440	$109,742

Second Quarter 2016 Supplemental Reporting Package	Page 20

Definitions (continued)

Proforma Cash NOI:
DCT Industrial considers Proforma Cash NOI to be a useful measure to assist investors and analysts in estimating the fair value of certain assets of our Company.  The assessment of Proforma Cash NOI is subjective in that it involves estimates and assumptions and can be calculated using various methods. DCT Industrial’s Proforma Cash NOI may not be comparable to that of other real estate companies.

For the Three Months Ended June 30,
2016
Reconciliation of net income attributable to common stockholders to Proforma Cash NOI: (amounts in thousands)
Net income attributable to common stockholders	$21,418
Net income attributable to noncontrolling interests	1,154
Income tax expense and other taxes	172
Interest and income expense	(48)
Interest expense	15,635
Equity in earnings of unconsolidated joint ventures, net	(935)
General and administrative expense	7,358
Real estate related depreciation and amortization	39,901
Gain on dispositions of real estate interests	(12,955)
Casualty loss	162
Institutional capital management and other fees	(305)
Total NOI	71,557
Less:
Revenue from lease terminations	(572)
Straight-line rents, net of related bad debt expense	(5,694)
Net amortization of below market rents	(769)
Cash NOI, excluding revenue from lease terminations	64,522
Proportionate share of Cash NOI from unconsolidated joint ventures	3,203
Proportionate share of Cash NOI relating to noncontrolling interests	(495)
Cash NOI attributable to common stockholders	67,230

NOI adjustments to normalize Cash NOI:
Partial quarter adjustment for properties disposed	(277)
Partial quarter adjustment for development and redevelopment properties stabilized	1,849
Development and redevelopment properties not yet placed in operation	(65)
NOI adjustments, net	1,507
Proforma Cash NOI	$68,737

Projected Investment:
An estimate of total expected costs to stabilize properties in accordance with GAAP.

Projected Stabilized Yield:
Calculated as projected stabilized NOI divided by total projected investment for developments and redevelopments.

Purchase Price:
Contractual price agreed upon by the owner and buyer for the transfer of property.

Redevelopment:
Represents assets acquired with the intention to reposition or redevelop. May include buildings taken out of service for redevelopment where we change its use and/or enhance its functionality.

Retention:
Calculated as (retained square feet + relocated square feet) / ((retained square feet + relocated square feet + expired square feet) - (square feet of vacancies anticipated at acquisition + month-to-month square feet + bankruptcy square feet + early terminations)).

Sales Price:
Contractual price of real estate sold.

Same Store NOI Growth:
Same Store NOI Growth is calculated by dividing the change in NOI applicable to same store properties only, period over period, by the preceding period's same store properties' NOI.

Second Quarter 2016 Supplemental Reporting Package	Page 21

Definitions (continued)

Same Store Properties:
Same Store Properties are determined independently for each period presented, quarter-to-date and year-to-date, by including all consolidated operating properties that have been owned for the entire current and prior period presented.

Scheduled Principal Amortization:
The aggregate amount of scheduled principal payments required to be made during the period, excluding optional prepayments, balloon payments and scheduled principal payments which are not amortized through periodic installments of principal and interest over the term of the debt.

Square Footage Period Changes (in thousands):

Total operating properties square feet as of March 31, 2016	62,998
Acquisitions	—
Dispositions	(1,177)
Developments and redevelopments stabilized and placed into operation	1,295
Developments placed into operation	320
Miscellaneous	(1)
Total operating properties square feet as of June 30, 2016	63,435

Total projects under development square feet as of March 31, 2016	4,151
Construction starts	251
Pre-development construction starts pre-leased	162
Developments stabilized and placed into operation	(1,232)
Developments previously placed in operation and stabilized in Q2	(79)
Miscellaneous	19
Total projects under development square feet as of June 30, 2016	3,272

Total projects under redevelopment square feet as of March 31, 2016	886
Redevelopments stabilized and placed into operation	(63)
Total projects under redevelopment square feet as of June 30, 2016	823
Stabilized:
Buildings are generally considered stabilized when 90% occupied.

Stock-based Compensation Amortization Expense:
Represents the non-cash amortization of the cost of employee services received in exchange for an award of an equity instrument based on the award's fair value on the grant date and amortized over the vesting period, presented net of amounts capitalized.

Turnover Costs:
Turnover Costs are comprised of the costs incurred or capitalized for improvements of vacant and renewal spaces, as well as the commissions paid and costs capitalized for leasing transactions. The amount indicated for leasing statistics represents the total Turnover Costs expected to be incurred on the leases signed during the period and does not reflect actual expenditures for the period.

Second Quarter 2016 Supplemental Reporting Package	Page 22